Exhibit 10.21

AMENDED AND RESTATED
QUEST DIAGNOSTICS INCORPORATED
LONG-TERM INCENTIVE PLAN FOR
NON-EMPLOYEE DIRECTORS

(As amended as of October 31, 2008)

          Section 1. Purpose. The purpose of the Amended and Restated Quest Diagnostics Incorporated Long-Term Incentive Plan for Non-Employee Directors is to secure for the Company and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors who are not employees of the Company or any of its subsidiaries.

          Section 2. Definitions. When used herein, the following terms shall have the following meanings:

          “Administrator” means the Board, or a committee of the Board, duly appointed to administer the Plan.

          “Board” means the Board of Directors of the Corporation.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Common Stock” means ($.01 par value) common stock of the Corporation.

          “Corporation” means Quest Diagnostics Incorporated, a Delaware corporation.

          “Effective Date” shall mean the date of approval of the Plan by the holders of stock entitled to vote at the Corporation’s 2005 Annual Meeting of Stockholders.

          “Exercise Price” means the price per share specified in the Option agreement at which the Participant may purchase Common Stock through the exercise of his/her Option, as the same may be adjusted in accordance with Section 9.

          “Fair Market Value” means, as of any date, the mean of the high and low sales price of a share of Common Stock on The New York Stock Exchange Composite list on such date (or if no sale took place on such exchange on such date, the mean between the high and the low on such exchange on the most recent preceding date on which a sale took place); provided, however, that for the purposes of Section 7(d), if on the date of exercise of an Option, a Participant sells through a broker designated by the Corporation any of the shares purchased as a result of the exercise of the Option, then the shares shall be valued at the average sales price of such shares sold on such date as reported to the Corporation by such broker.

          “Option” means a right granted under the Plan to a Participant to purchase shares of Common Stock as a Nonqualified Stock Option which is not intended to qualify as an Incentive Stock Option under Section 422 of the Code.

          “Option Period” means the period within which the Option may be exercised pursuant to the Plan.

          “Participant” means a member of the Board of Directors of Quest Diagnostics Incorporated who is not an employee of Quest Diagnostics Incorporated or any subsidiary thereof.

          “Plan” means the Amended and Restated Quest Diagnostics Incorporated Long-Term Incentive Plan for Non-Employee Directors.

           “Stock Awards” means a grant under the Plan to a Participant of shares of Common Stock or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future.

          Section 3. Administration. The Plan shall be administered by the Administrator who shall establish from time to time regulations for the administration of the Plan, interpret the Plan, delegate in writing administrative matters to committees of the Board or to other persons, and make such other determinations and take such other action as it deems necessary or advisable for the administration of the Plan. All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties.

          Section 4. Participation. All Non-Employee Directors who become members of the Board shall automatically be Participants in the Plan.

          Section 5. Shares Subject to the Plan. The maximum number of shares of Common Stock that may be delivered in conjunction with grants of Options and Stock Awards under the Plan shall be 2,000,000,1 and 2,000,000 shares of Common Stock shall be reserved for this purpose under the Plan (subject to adjustment as provided in Section 9). The shares issued upon the grant of Stock Awards or exercise of Options granted under the Plan may be authorized and unissued shares or shares held in the treasury of the Corporation including shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Common Stock for distribution to Participants before payment in shares of Common Stock is due. If any Stock Award or Option granted under the Plan shall be canceled or expire, new Stock Awards or Options may thereafter be granted covering such shares.

[1] All Share totals included in Sections 5 and 6 have been adjusted to reflect the two-for-one stock split effective on June 20, 2005.

          Section 6. Grants of Options and Stock Awards.

          (a) On the Effective Date and on the date of the Annual Meeting of Shareholders of each year commencing on January 1, 2006, the Administrator may grant to each Participant an Option and/or a Stock Award, in such proportions as the Administrator may determine, covering an aggregate of not more than 20,000 shares of Common Stock. In the event that a Participant is elected as a director of the Company other than on the date of the Annual Meeting of Shareholders, the Board may grant to such director, on his/her election, an Option and/or a Stock Award, in such proportions as the Administrator may determine, covering such number of shares of Common Stock (not to exceed 20,000) that is proportional to the fraction of a year remaining until the next Annual Meeting of Shareholders. In addition, upon a Participant’s initial election as a director of the Company by the Board, the Administrator may make a one-time grant to such Participant of an Option and/or a Stock Award, in such proportions as the Administrator may determine, covering an aggregate of not more than 40,000 shares of Common Stock.

          (b) Each Stock Award shall be earned and vest over such period and shall be governed by such conditions, restrictions and contingencies as the Administrator shall determine. These may include the achievement of performance goals.

          (c) As may be permitted from time to time by the Administrator, each Participant may elect to receive an Option or Stock Award in lieu of the cash compensation payable to such director in any year. The number of shares of Common Stock underlying the Option available to such director shall be computed using the same option valuation methodology (or any subsequent methodology as may be adopted by the Company) as is used for reporting compensation expense in the Company’s financial statements so as to achieve a value equal to the cash compensation that would otherwise have been paid. Any such election shall be irrevocable and shall be made by December 31, effective for the fees payable during the following year and with an Option being granted on each day on which the fees would otherwise have been payable (generally expected to be the first day of each calendar quarter).

          Section 7. Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by a written agreement, in form approved by the Administrator and executed by the Chairman of the Board, President, Vice President of Human Resources or Secretary of the Corporation, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate. Options may be granted singularly or in combination with a Stock Award.

          (a) Option Period. Each Option agreement entered into on or after the Effective Date shall specify that the Option granted thereunder is granted for a period of seven (7) years from the date of grant and shall provide that the Option shall expire on such seven-year anniversary.

          (b) Exercise Price. The Exercise Price per share shall be the Fair Market Value at the time the Option is granted.

          (c) Exercise of Option. Subject to Section 7(e), Options granted under Section 6(a) hereof shall become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Options granted under Section 6(c) vest and become exercisable immediately on the date of grant. The exercisability of these Options may be limited by the Corporation’s restrictions on exercise resulting from provisions of its non-employee director stock ownership guidelines program.

          (d) Payment of Exercise Price Upon Exercise. The Exercise Price of the shares as to which an Option shall be exercised shall be paid to the Corporation at such time (but in no event later than the date on which any shares are issued on exercise of an Option) as is determined by the Administrator. The Administrator may authorize in its sole discretion, the payment of the Exercise Price by (i) delivering Common Stock of the Corporation already owned by the Participant and having a total Fair Market Value on the date of such delivery equal to the Exercise Price, (ii) delivering a combination of cash and Common Stock of the Corporation having a total Fair Market Value on the date of such delivery equal to the Exercise Price, or (iii) by delivery of a notice of cancellation of vested Options held by the Participant having a spread equal to the Exercise Price of the number of shares being exercised, including any taxes required to be withheld by the corporation in connection with such exercise. For purposes of the preceding sentence “spread” shall mean the difference between the Fair Market Value of the Common Stock on the date of exercise and the Exercise Price multiplied by the number of shares covered by the vested Options being canceled.

          (e) Termination of Service on the Board. In the event service on the Board of a Participant terminates for any reason, all Options previously granted to such Participant under the Plan may be exercised by the Participant (or, if the Participant is deceased, by his/her representative) at any time, from time to time, for the remaining term of the Option.

          (f) Transferability of Options. No Option granted under the Plan and no right arising under such Option shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an Option shall be exercisable only by him/her.

          (g) Participants to Have No Rights as Stockholders. No Participant shall have any rights as a stockholder with respect to any shares subject to his or her Option prior to the date on which he or she is recorded as the holder of such shares on the records of the Corporation.

          (h) Other Option Provisions. The form of Option agreement authorized by the Plan may contain such other provisions as the Board may, from time to time, determine.

          Section 8. Terms and Conditions of Stock Awards. Each Stock Award granted under the Plan shall be evidenced by a written agreement, in form approved by the Administrator and executed by the Chairman of the Board, President, Vice President of Human Resources or Secretary of the Corporation, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate. Stock Awards may be granted singularly or in combination with an Option.

          (a) Dividends and Dividend Equivalents. A grant of Stock Awards may contain the right to receive dividends or dividend equivalent payments which may be paid either currently or credited to a Participant’s account. Any such crediting of dividends or dividend equivalents may be subject to such conditions, restrictions and contingencies as the Administrator shall establish, including the reinvestment of such credited amounts in Common Stock equivalents.

          (b) Payments. Stock Awards may be settled through cash payments, the delivery of shares of Common Stock, the granting of Stock Awards or Options or combination thereof as the Administrator shall determine. Any Stock Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Administrator shall determine. The Administrator may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred share equivalents.

          (c) Transferability of Stock Awards. Except by will or by the laws of descent and distribution and, if permitted by the Administrator, as a gift to a family member or a trust or similar entity for the benefit of one or more family members, no Stock Award granted under the Plan shall be assignable or transferable.

          (d) Participants to Have No Rights as Stockholders. No Participant shall have any rights as a stockholder with respect to any shares subject to his or her Stock Award prior to the date on which he or she is recorded as the holder of such shares on the records of the Corporation.

          (e) Other Stock Award Provisions. The form of Stock Award agreement authorized by the Plan may contain such other provisions as the Board may, from time to time, determine.

          Section 9. Adjustments in Event of Change in Common Stock. In the event of any change in the Common Stock by reason of any stock split, reverse stock split, stock dividend recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned, awarded and sold under the Plan and the number and kind of shares subject to Stock Awards in outstanding Stock Award Agreements or subject to Option in outstanding Option agreements and the Exercise Price per share of such Options shall be appropriately adjusted consistent with such change in such manner as the Administrator may deem equitable to prevent substantial dilution or enlargement of the right granted to, or available for, Participants in the Plan; provided, however, that no such adjustment shall be required if the Administrator determines that such action could cause an Option to fail to satisfy the conditions of an applicable exception from the requirements of Section 409A (as defined below) or otherwise could subject a Participant to the additional tax imposed under Section 409A in respect of an outstanding Stock Award..

          Section 10. Listing and Qualification of Shares. The Plan, the grant of Stock Awards, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver shares under such Stock Awards and Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation, in its discretion, may postpone the issuance or delivery of shares upon any grant of a Stock Award or exercise of an Option until completion of any stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

          Section 11. Taxes. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Options and Stock Awards granted under the Plan including, but not limited to (a) reducing the number of shares of Common Stock otherwise deliverable to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (b) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to a Participant, or (c) requiring a Participant, beneficiary or legal representative to pay in cash to the Corporation the amount required to be withheld or to execute such documents as the Corporation deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Common Stock. The Plan is intended and shall be construed to comply with Section 409A of the Code, including any amendments or successor provisions to that Section any regulations and other administrative guidance thereunder, in each case as they, from time to time, may be amended or interpreted through further administrative guidance (collectively, “Section 409A”). In this regard, and without limiting the previous sentence, any election made with respect to Sections 6(a), 6(c) and 8(b) shall be conformed to the requirements of Section 409A to the extent applicable.

          Section 12. No Liability of Board Members. No member of the Board shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his/her capacity as a member of the Board or the Administrator nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless to the fullest extent permitted by the Corporation’s

Restated Certificate of Incorporation and By-Laws and Delaware General Corporation Law, each employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan.

          Section 13. Amendment or Termination. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that no amendment, suspension or termination of the Plan shall deprive any Participant of any right with respect to any Stock Award or Option granted under the Plan without his written consent; and provided, further, that unless duly approved by the holders of stock entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in Section 9, no amendment or change shall be made in the Plan (i) increasing the total number of shares which may be issued or transferred under the Plan; (ii) changing the exercise price specified for the shares subject to Options; (iii) changing the maximum period during which Options may be exercised; (iv) extending the period during which Options or Stock Awards may be granted under the Plan; or (v) expanding the class of individuals eligible to receive Stock Awards or Options under the Plan.

          Section 14. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.

          Section 15. Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

          Section 16. Effective Date and Duration of Plan. The Plan shall become effective as of the Effective Date. This Plan shall terminate on the tenth anniversary of the Effective Date, and no Stock Awards or Option may be granted under the Plan after such date, but such termination shall not affect any Stock Award or Option previously granted.